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                                                                    Exhibit 23.3

                        [Letterhead of Schneider Downs]

                       CONSENT OF INDEPENDENT ACCOUNTANTS

   We consent to the inclusion in this registration statement on Form S-4
(Registration No. 333-               ) of our report dated September 8, 1999,
on our audits of the financial statements and financial statement schedules of Commercial Stone Co., Inc. and Commercial Aggregates Transportation & Sales, L.P. We also consent to the references to our firm under the caption "Experts."

                                          /s/ Schneider Downs & Co., Inc.

Pittsburgh, Pennsylvania
March 13, 2000